CERTIFICATE OF MERGER

     FIRST: The name of the constituent corporations that are a part of the merger are as follows:

     SEQUIAM ACQUISITIONS, INC. and the place of its organization is the State of California; and

     SEQUIAM,  INC., and the place of its organization is the State of Delaware.

     SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by each corporation that is a party to this merger in accordance with Section 252(a)(c) of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation is Sequiam Acquisitions, Inc., a California corporation.

     FOURTH: The name of the surviving corporation of the merger is Sequiam Acquisitions, Inc., which shall herewith be changed to Sequiam, Inc., a California corporation. The Certificate of Incorporation of Sequiam Acquisitions, Inc., a California corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation, as heretofore amended.

     FIFTH: The executed agreement of merger is on file at the office of surviving corporation at 300 Sunport Lane, Orlando, Florida 32809.

     SIXTH: A copy of the executed agreement of merger will be furnished by the surviving corporation, on request without cost, to any stockholder of either constituent corporation.

     SEVENTH: The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Sequiam, Inc., a Delaware corporation, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of section 262 of the General Corporation Law of the State of Delaware and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 300 Sunport Lane, Orlando, Florida 32809 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to said Sequiam Acquisitions Inc., a California corporation, at the above address.

                                        SEQUIAM,  INC.,
                                        a  Delaware  corporation

                                        By:
                                             -----------------------------------
                                             Nicolaas  H.  Van  den  Brekel,
                                             Chief  Executive  Officer

                                        SEQUIAM  ACQUISITIONS,  INC.,
                                        a  California  corporation

                                        By:
                                             -----------------------------------
                                             Gregory  M.  Walters,  President

                                        By:
                                             -----------------------------------
                                             Gregory  M.  Walters,  Secretary

                            CERTIFICATE OF SECRETARY
                                       of
                      Sequiam, Inc., a Delaware corporation

     I, Mark L. Mroczkowski, Secretary of Sequiam, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Sequiam Acquisitions, Inc., a corporation of the State of California, was duly adopted pursuant to subsection (f) of Section 251 of the General Corporation Law of Delaware, by the unanimous written consent of the stockholders holding the 20,000,000 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Sequiam, Inc. and the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this    1st    day of      April    ,  2002
                              --------         -------------


                                             ------------------------------
                                             Mark L. Mroczkowski, Secretary

                               AGREEMENT OF MERGER
                                  (California)

     This  AGREEMENT  OF  MERGER  (this  "Agreement"), dated as of April 1, 2002
                                                                   -------------
(the "Execution Date"), is made by and between SEQUIAM ACQUISITIONS, INC., a California corporation ("Surviving Corporation"), and SEQUIAM, INC., a Delaware corporation ("Disappearing Corporation"), with reference to the following recitals:

                                    RECITALS
                                    --------

     A. As of the Execution Date, Surviving Corporation and Disappearing Corporation are parties to that certain Agreement and Plan of Merger dated as of the Execution Date (the "Plan of Merger").

     B. Pursuant to the Plan of Merger, Surviving Corporation and Disappearing Corporation have agreed to the merger of Disappearing Corporation and Surviving Corporation into a single corporation (the "Merger").

     C. The directors of each of Surviving Corporation and Disappearing Corporation have unanimously approved the Merger, upon the terms and subject to the conditions set forth herein.

     D. The sole shareholder of Surviving Corporation and the shareholders of Disappearing Corporation have each approved the Merger, upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT
                                    ---------

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Disappearing Corporation is a corporation organized, existing and in
            ------------------------
good  standing  under  the  laws  of  the  State  of  Delaware.

     2.     Surviving  Corporation  is  a corporation organized, existing and in
            ----------------------
good  standing  under  the  laws  of  the  State  of  California.

     3.     Merger.
            ------

     (a)     On  the  "Effective  Date,"  as  defined  in  Section  4  hereof,
Disappearing Corporation shall be merged into Surviving Corporation and the separate existence of Disappearing Corporation shall thereupon cease, in accordance with the applicable provisions of Sections 1100, et seq., of the California Corporations Code, as amended (the "Code").

     (b) Surviving Corporation shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of California, and the separate existence of Surviving Corporation and all of its rights, privileges, immunities and franchises, public and private, and all its duties and liabilities as a corporation organized under the Code shall continue unaffected by the Merger.

     (c) The Merger shall have the effects specified by Section 1107 of the Code.

     4     Effective  Date.  On  the  Execution  Date,  or as soon thereafter as
           ---------------
possible, Surviving Corporation shall cause an original counterpart and the required number of copies of this Agreement, along with an original counterpart and the required number of copies of the Certificate of Approval of Merger Agreement for each of Surviving Corporation and Disappearing Corporation (collectively, the "Merger Documents"), and such other documents as required by the Code, to be duly filed with the office of the Secretary of State of the State of California as provided in Section 1103 of the Code. Subject to and in accordance with the laws of the State of California, the Merger shall become effective at the date and time the Merger Documents are filed with the office of the Secretary of State of the State of California (the "Effective Date").

     5.     Cancellation  of  Shares.  The  outstanding  shares  of Disappearing
            ------------------------
Corporation  shall  be  cancelled  without  consideration.

     6.     Outstanding Shares.  The outstanding shares of Surviving Corporation
            ------------------
shall  remain  outstanding  and  are  not  affected  by  the  Merger.

     7.     Articles  of  Incorporation.  The  Articles  of  Incorporation  of
            ---------------------------
Surviving Corporation in effect immediately prior to the Effective Date shall be the Articles of Incorporation of Surviving Corporation after the Effective Date, as amended as follows:

   The first paragraph of the Articles of Incorporation which reads "the name of this corporation is Sequiam Acquisitions, Inc." is hereby deleted.

    The first paragraph of the Articles of Incorporation shall read as follows:
                 "The name of this corporation is Sequiam, Inc."

     8.     Bylaws.   The  Bylaws of Surviving Corporation in effect immediately
            ------
prior to the Effective Date shall be the Bylaws of Surviving Corporation after the Effective Date.

     9.     Board  of  Directors.  From and after the Effective Date hereof, the
            --------------------
Board of Directors of Disappearing Corporation shall be the directors of Surviving Corporation and thereafter be determined as set forth in the Bylaws of Surviving Corporation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date hereof.

"SURVIVING  CORPORATION"

SEQUIAM  ACQUISITIONS,  INC.,
a  California  corporation


By:
     ----------------------------------------------
     Gregory  M.  Walters,  President/Secretary



"DISAPPEARING  CORPORATION"

SEQUIAM,  INC.,
a  Delaware  corporation


By:
     ----------------------------------------------
     James  W.  Rooney,  President


SEQUIAM,  INC.,
a  Delware  corporation


By:
     ----------------------------------------------
       Mark  L.  Mroczkowski,  Secretary

                            CERTIFICATE OF SECRETARY
                                       of
              Sequiam Acquisitions, Inc., a California corporation

     I,  Gregory  M.  Walters,  certify  that:

     1. I am the President and Secretary of Sequiam Acquisitions, Inc., a corporation duly organized and existing under the laws of the state of California.

     2. The Agreement of Merger in the form attached was duly approved by the Sole Director of the corporation.

     3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

     4. The corporation has only one class of shares and the total number of outstanding shares is 1.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

     WITNESS my hand on this    1st    day of      April    ,  2002
                              --------         -------------



                                        -------------------------------------
                                        Gregory  M.  Walters,  President



                                        -------------------------------------
                                        Gregory  M.  Walters,  Secretary

                            CERTIFICATE OF SECRETARY
                                       of
                      Sequiam, Inc., a Delaware corporation

     I,  Mark  L.  Mroczkowski,  certify  that:

     1. I am the Secretary of Sequiam, Inc., a corporation duly organized and existing under the laws of the state of Delaware.

     2. The Agreement of Merger in the form attached was duly approved by unanimous written consent of the Directors of the corporation.

     3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

     4. The corporation has only one class of shares and the total number of outstanding shares is 20,000,000.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

     WITNESS my hand on this    1st    day of      April    ,  2002
                              --------         -------------



                                        -------------------------------------
                                        Mark  L.  Mroczkowski,  Secretary